Exhibit 10.1

BIONANO GENOMICS, INC.

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”) is entered into effective as of November 19, 2018 (the “Effective Date”), by and between Bionano Genomics, Inc., a Delaware corporation (the “Company”), and Western Alliance Bancorporation (as assignee to the Warrants as defined below, the “Holder”) and Western Alliance Bank, an Arizona corporation (the “Bank”).

RECITALS

A.     The Company previously issued (i) that certain Warrant to Purchase Stock, dated March 8, 2016 and (ii) that certain Warrant to Purchase Stock, dated December 9, 2016 (collectively, the “Warrants”) to the Holder.

B.     The Company and the Bank are parties to certain Loan and Security Agreement dated as of March 8, 2016, as amended from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 9, 2016, that certain Second Amendment to Loan and Security Agreement dated as of May 2, 2017, that certain Third Amendment to Loan and Security Agreement dated as of November 20, 2017, that certain Forbearance and Fourth Amendment to Loan and Security Agreement, dated February 9, 2018, and that certain Fifth Amendment to Loan and Security Agreement date as of June 13, 2018 (collectively, the “Loan Agreement”).

C.    Pursuant to Section 2.6(g) of the Loan Agreement, the Company is obligated to pay the Bank a success fee of $210,000 in connection with the initial public offering and sale of its common stock or other common voting equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Success Fee”).

D.    The Company, Holder and Bank wish to decrease the Success Fee to $160,000 in exchange for a decrease in the exercise price of the Warrants from $20.56 per share to $6.99 per share.

AGREEMENT

In exchange for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.    Amendment to the Warrants. The definition of “Exercise Price” in each of the Warrants is hereby amended and restated to read as follows:

Exercise Price: $6.99 per share, as the same may be from time to time adjusted pursuant to Article 2 hereof at any time following November 19, 2018 (the “Exercise Price”).

2.    Success Fee Modification. The Company’s obligation to pay the Success Fee to the Bank shall be decreased from $210,000 to $160,000.

3.    Clarification. Upon execution of this Amendment and the Company’s payment of $160,000 to the Bank, the Company’s obligations under Section 2.6(g) of the Loan Agreement shall be deemed fully satisfied, such that the Company shall have no continuing obligation to pay the Bank any amounts pursuant to Section 2.6(g) of the Loan Agreement.

4.    Miscellaneous.

(a)    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

(b)    The Holder hereby covenants and agrees that following the effectiveness of this Amendment an original or copy of this Amendment shall at all times be affixed to each of the Warrants.

(c)    This Amendment is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Company, the Bank and the Holder.

(d)    Except as set forth above, the Warrants and the Loan Agreement shall remain in full force and effect in accordance with their respective terms.

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IN WITNESS WHEREOF, the parties have executed this AMENDMENT effective as of the Effective Date.

COMPANY:

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin
Name:	Erik Holmlin
Title:	Chief Executive Officer

BANK:

WESTERN ALLIANCE BANK

By:	/s/ John Radwanski
Name:	John Radwanski
Title:	Treasurer

HOLDER:

WESTERN ALLIANCE BANCORPORATION

By:	/s/ J. Kelly Ardrey
Name:	J. Kelly Ardrey
Title:	CAO